SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): May 31, 1996


                     TOP SOURCE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)





                                    Delaware
                 (State or other jurisdiction of incorporation)



       1-11046                                          84-1027821
(Commission File Number)                      (IRS Employer Identification No.)



        7108 Fairway Drive, Suite 200, Palm Beach Gardens, FL 33418-3757
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (407) 775-5756



          (Former name or former address, if changed since last report)

Item 5. Other Events.

     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Top Source Technologies, Inc. (the "Company") is filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by, or on behalf of the Company.

The following is filed as an Exhibit to this Report.


Exhibit Number 99

Description

Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.


















                                                        Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                          TOP SOURCE TECHNOLOGIES, INC.
                                  (Registrant)



By (Signature and Title):
                           Stuart Landow, President (Chief Executive Officer)


Dated: May 31, 1996

CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         The Company and its principal executive officers from time to time make forward-looking statements which are identified as such. The Company wishes to caution readers that the results expected by any or all of the forward-looking statements may not occur. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following:

         o Internal matters existing with potential on-site oil analysis customers or joint venture partners that may delay orders or agreements or result in an anticipated business not occurring;

         o General reluctance of potential OSA customers to adopt new technology or change traditional ways of doing business;

         o The need to customize OSA software which could result in unanticipated delays;

         o Resolution of business and technology issues necessary in order to consummate a Pacific Rim joint venture;

         o         Successful completion of tests by an oil refinery;

         o         A successful trial of an OSA by a railroad;

         o        The  results  of  on-going   discussions  with  interior  trim
                  suppliers and United States automakers concerning future Top Source Automotive sales;

         o The Company's ability to obtain contracts from other automotive suppliers in order to fully utilize the Company's assembly facilities;

         o Unanticipated business or contractual issues relating to the Company's franchise relationship; and


         o The master franchisor's ability to implement its OSA franschise program.




                                                    EXHIBIT 99